Exhibit 10.48

$1,500,000	Date: June 16, 2009
AMENDED AND RESTATED PROMISSORY NOTE
     FOR VALUE RECEIVED, Patriot Risk Management Inc. (the “Borrower”) promises to pay to Steven M. Mariano (the “Lender”) at 401 E. Las Olas Blvd., Suite 1540, Ft. Lauderdale, FL 33301, or at such other place as the Lender may direct, the sum of one million five hundred thousand dollars ($1,500,000) (the “Principal Amount”), in United States currency, together with interest at the time and in the amounts provided herein.
     This amendment revises the Note, such Note shall remain the promissory note of Borrower, issued pursuant to agreement between the Borrower and the Lender. The Note shall be non-negotiable.
     Upon agreement by both Lender and Borrower, the note, a true and correct of which is attached, shall be amended as follows:
2.	Repayment Date. This Note shall be payable on demand by the Lender subject to the cash flow requirements of the Borrower.
     All other provisions of the Note, as attached as Exhibit A, shall remain unamended and as set forth in the Note.
     DATED this 16th day of June, 2009

BORROWER PATRIOT RISK MANAGEMENT, INC.
By:	/s/ Theodore G. Bryant
Theodore G. Bryant
Secretary

LENDER
By:	/s/ Steven M. Mariano
Steven M. Mariano

Exhibit A

$l,500,000	Date: June 26, 2008
PROMISSORY NOTE
     FOR VALUE RECEIVED, Patriot Risk Management, Inc. (the “Borrower”) promises to pay to Steven M. Mariano (the “Lender”) at 401 E. Las Olas Blvd., Suite 1540, Ft. Lauderdale, FL. 33301, or at such other place as the Lender may direct, the sum of one million five hundred thousand dollars ($1,500,000) (the “Principal Amount”), in United States currency, together with interest at the time and in the amounts provided herein.
     This Note is the promissory note of Borrower, issued pursuant to agreement between the Borrower and the Lender. This Note shall be non-negotiable.
1.	Interest. The unpaid portion of the Principal Amount shall bear interest (“Interest”) computed from the date hereof, at eight percent (8%) which varies daily to three percent (3%) above the New York Prime Rate as published in the Wall Street Journal.

2.	Repayment Date. The Principal Amount of this Note, together with Interest accrued thereon, shall be due and payable six (6) months after the date set forth above, that is to say no later than 5:00 p.m. on January 2, 2009. Interest shall be payable monthly and the Principal Amount shall be repaid in its entirety on January 2, 2009.

3.	Guarantee Fee. Borrower shall pay Lender $60,000 as a loan origination and personal guarantee fee as a result of Lender obtaining these funds, and personally guaranteeing full repayment, from an underlying loan instrument between Lender and Aleritas Capital Corporation. This represents four percent (4%) of the principal amount and comports with previous personal guarantee fee paid by Borrower to Lender for similar personal guarantees provided on previous financial transactions between Borrower and Lender. This Guarantee Fee has been approved by Borrower’s Board of Directors.

4.	Prepayment. This Note may be prepaid, at the option of the Borrower, in whole or in part, at any time or from time to time, without premium or penalty. Any such payment shall be applied first to payment of Interest accrued and unpaid, and then to payment of the Principal Amount outstanding and unpaid.

5.	Events of Default. The occurrence of any of the following shall, at the option of the Lender, constitute an Event of Default:

A.	Voluntary Liquidation, Rehabilitation, Receivership, Bankruptcy, Etc. If the Borrower makes an assignment for the benefit of creditors; or if any action is brought by or against the Borrower seeking its liquidation, rehabilitation or receivership under applicable bankruptcy laws; or its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of the Borrower’s property; or the Borrower commences a voluntary case under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by the Borrower for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by or against the Borrower seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature;

B.	Involuntary Liquidation, Rehabilitation, Receivership, Bankruptcy. Etc. If any action is brought against the Borrower seeking its liquidation, rehabilitation or receivership under applicable bankruptcy laws; or seeking the dissolution of the Borrower or liquidation of the Borrower’s assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; and such action is consented to or acquiesced in by the Borrower, or is not dismissed, vacated or stayed within ninety (90) days of the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against the Borrower and (i) an Order for relief is entered in such proceeding, or (ii) such, proceeding is consented to or acquiesced in by the Borrower or is not dismissed, vacated or stayed within ninety (90) days of the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against the Borrower for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by the Borrower or is not dismissed, vacated or stayed within ninety (90) days of the date upon which it was instituted; or if any action or petition is otherwise brought against the Borrower seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature, or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by the Borrower or is not dismissed, vacated or stayed within ninety (90) days of the date upon which it was brought; or

C.	Failure to Make Punctual Payment. Failure of the Borrower to punctually make payment of any amount payable hereunder to the Lender, whether of the Principal Amount or Interest thereon, within ten (10) days of the date the same becomes due and payable, whether at maturity or by acceleration.
6.	Acceleration and Other Remedies. Upon the occurrence of an Event of Default, as defined above:

A.	Any of the obligations hereunder may, at the option of the Lender and without presentment, demand, notice or protest of any kind (all of which are hereby expressly waived), be declared due and payable, whereupon such obligations shall become due and payable;

B.	The Lender may, at its option, and without notice or demand of any kind, exercise from time to time any and all rights and remedies available to it under applicable law or in equity; or

C.	The Borrower shall pay all costs and expenses (including reasonable attorneys’ fees) incurred by the Lender in enforcing its rights hereunder after maturity or acceleration hereof. In the event any claim under this Note is referred to an attorney for collection, or collected by or through an attorney at law, the Borrower will be liable to the Lender for all expenses incurred in seeking to collect the obligations or monies or to enforce its rights hereunder, including, without limitation, reasonable attorneys’ fees.

D.	Notwithstanding the above, Borrower shall have ninety (90) days within which to cure any Event of Default under this promissory note. This period within which to cure shall begin to run on the date Lender sends written notification to Borrower of an Event of Default.
7.	Waiver. The Borrower hereby waives presentment, demand, protest, notice of dishonor and notice of default.

8.	Governing Law. The Borrower agrees that this Note shall be governed and construed in accordance with the laws of the State of Florida.

9.	Headings. The headings contained herein are solely for the convenience of the parties and shall be given no effect in the interpretation and construction of this Note.
     DATED this 26th day of June, 2008

BORROWER PATRIOT RISK MANAGEMENT, INC.
By:	/s/ Theodore G. Bryant
Theodore G. Bryant
Secretary